UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2016

Rackspace Hosting, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34143	74-3016523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fanatical Place

City of Windcrest

San Antonio, Texas 78218

(Address of principal executive offices, including zip code)

(210) 312-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed on August 30, 2016, in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Rackspace Hosting, Inc. (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of August 26, 2016 (the “Merger Agreement”), by and among the Company, Inception Parent, Inc., a Delaware corporation (“Parent”), and Inception Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on November 3, 2016 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01 Entry into a Material Definitive Agreement.

8.625% Senior Notes due 2024

General

On the Closing Date, Merger Sub successfully completed the offering of $1,200.0 million aggregate principal amount of 8.625% Senior Notes due 2024 (the “Senior Notes”). The Senior Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, upon the completion of the Merger, the Company and the Subsidiary Guarantors (as defined below) entered into a supplemental indenture pursuant to which the Company assumed the obligations under the Senior Notes and the Indenture (as defined below) and the Subsidiary Guarantors guaranteed the Company’s obligations under the Senior Notes and the Indenture. The Senior Notes were issued pursuant to an Indenture, dated as of November 3, 2016, among the Company, the subsidiary guarantors party thereto from time to time (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Indenture”).

The Company’s obligations under the Senior Notes and the Indenture are fully and unconditionally guaranteed by each of the Company’s wholly-owned domestic restricted subsidiaries that guarantees the Company’s Existing Credit Facility (as defined below). The Senior Notes and the related guarantees are unsecured obligations of the Company and each Subsidiary Guarantor.

Maturity and Interest Payments

The Senior Notes will mature on November 15, 2024. Interest on the Senior Notes will accrue at 8.625% per annum and will be paid semi-annually, in arrears, on May 15 and November 15 of each year, beginning May 15, 2017.

Redemption

On or after November 15, 2019, the Company may redeem the Senior Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to November 15, 2019, the Company may redeem the Senior Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time on or prior to November 15, 2019, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Senior Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount equal to the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 108.625%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Senior Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

Certain Covenants

The Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Company must offer to repurchase the Senior Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indenture also provides for customary events of default.

Senior Facilities

General

On the Closing Date, in connection with the Merger, the Company assumed Merger Sub’s obligations under a First Lien Credit Agreement, dated as of the Closing Date, by and among Parent, Merger Sub, the lenders party thereto and Citibank, N.A., as administrative agent, which provides for senior secured financing of up to $2,225.0 million, consisting of:

•	a first lien term loan facility (the “Term Loan Facility”), in an aggregate principal amount of $2,000.0 million with a maturity of seven years; and

•	a first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”), in an aggregate principal amount of up to $225.0 million with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility.

In addition, the Company may request one or more incremental term loan facilities, one or more incremental revolving credit facilities and/or an increase in commitments under the Revolving Credit Facility (collectively, “incremental facilities”) in an aggregate amount of up to the sum of (x) $700.0 million plus (y) an additional amount so long as, (i) in the case of loans under incremental facilities secured by liens on the collateral that rank pari passu with the liens on collateral securing the Senior Facilities, the Company satisfies a certain net first lien senior secured leverage ratio and (ii) in the case of loans under incremental facilities secured by liens on collateral that rank junior to the liens on the collateral securing the Senior Facilities, the Company satisfies a certain total net secured leverage ratio, subject to certain conditions and receipt of commitments by existing or additional lenders.

Proceeds of the term loans and, if applicable, the revolving loans, drawn on the Closing Date were used to fund the transactions contemplated by the Merger Agreement, including the consummation of the Merger, the repayment in full of the Existing Credit Facility (as defined below) and the redemption and discharge of the 6.500% Notes (as defined below), and to pay related fees and expenses. Proceeds of the revolving loans drawn after the Closing Date, swingline loans and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees

Borrowings under the Senior Facilities will bear interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs, subject to a 1.00% floor in the case of term loans, or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate of Citibank, N.A. and (iii) the one-month adjusted LIBOR plus 1.00%, in each case plus an applicable margin of 4.00% for LIBOR loans and 3.00% for base rate loans. The applicable margin for borrowings under the Revolving Credit Facility is subject to step-downs if the Company satisfies certain net first lien senior secured leverage ratios.

In addition to paying interest on the outstanding principal under the Senior Facilities, the Company is required to pay a commitment fee equal to 0.50% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility may be subject to one step-down if the Company satisfies a certain net first lien leverage ratio. The Company is also required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Senior Facilities require scheduled quarterly amortization payments on the term loan in an annual amount equal to 1.0% of the original principal amount of the term loan, with the balance to be paid at maturity.

In addition, the Senior Facilities require the Company to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% if the Company satisfies certain net first lien senior secured leverage ratios) of the Company’s annual excess cash flow, as defined under the Senior Facilities;

•	100% (which percentage will be reduced to 50% and 0% if the Company satisfies certain net first lien senior secured leverage ratios) of the net cash proceeds of all non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

The Company may voluntarily repay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term loans as described below, subject to customary “breakage” costs with respect to LIBOR rate loans.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first six months after the Closing Date will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Senior Facilities are unconditionally guaranteed by Parent on a limited-recourse basis and each of the Company’s existing and future direct and indirect, wholly owned material domestic subsidiaries, subject to certain exceptions. The obligations are secured by a pledge of the Company’s capital stock directly held by Parent and substantially all of the Company’s assets and those of each Subsidiary Guarantor, including capital stock of the Subsidiary Guarantors and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. Such security interests consist of a first-priority lien with respect to the collateral.

Restrictive Covenants and Other Matters

The Revolving Credit Facility requires that the Company, commencing as of the last day of the first full fiscal quarter after the Closing Date and subject to a testing threshold, comply on a quarterly basis with a maximum net first lien senior secured leverage ratio of 3.50 to 1.00. The testing threshold will be satisfied if the aggregate amount of funded loans and issued letters of credit (excluding undrawn letters of credit under the Revolving Credit Facility up to $25.0 million and letters of credit that are cash collateralized) under the Revolving Credit Facility on such date exceeds an amount equal to 30% of the then-outstanding commitments under the Revolving Credit Facility.

The Senior Facilities contain certain customary affirmative covenants. The negative covenants in the Senior Facilities include, among other things, limitations (none of which are absolute) on the ability of the Company and its subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	create liens on certain assets;

•	make certain loans or investments (including acquisitions);

•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	sell assets;

•	enter into certain transactions with its affiliates;

•	enter into sale-leaseback transactions;

•	change its lines of business;

•	restrict dividends from its subsidiaries or restrict liens;

•	change its fiscal year; and

•	modify the terms of certain debt or organizational agreements.

The Senior Facilities contain certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Senior Facilities.

Certain Relationships

The lenders under the Senior Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders under the Senior Facilities acted as initial purchasers in the offering of the Senior Notes and received customary fees in connection with such offering.

Item 1.02 Termination of a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On the Closing Date, the Company terminated its Credit Agreement (the “Existing Credit Facility”), dated as of November 25, 2015 (as amended, restated, supplemented or otherwise modified prior to the Closing Date), by and among the Company, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Facility.

6.500% Senior Notes due 2024

On the Closing Date, at the direction of the Company, the trustee for the Company’s 6.500% Senior Notes due 2024 (the “6.500% Notes”) delivered a notice of redemption (the “Redemption Notice”) to the holders of the 6.500% Notes. The Redemption Notice provides for the Company’s redemption of the 6.500% Notes on December 5, 2016 (the “Redemption Date”) at the redemption price set forth in the Indenture (the “6.500% Notes Indenture”), dated as of November 25, 2015 (as amended, restated, supplemented or otherwise modified prior to the Closing Date), by and among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The Company satisfied and discharged its obligations under the 6.500% Notes Indenture on the Closing Date by depositing with the trustee funds sufficient to pay the redemption price on the Redemption Date.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE HOSTING, INC.

Date: November 3, 2016	By:	/s/ William Alberts
	Name: Title:	William Alberts Senior Vice President, General Counsel – Americas and Secretary